EXHIBIT 10.38

                         CRESTAR FINANCIAL CORPORATION



                                  CERTIFICATE



      CRESTAR FINANCIAL CORPORATION 1993 STOCK INCENTIVE PLAN

      CRESTAR FINANCIAL CORPORATION SUPPLEMENTAL EXECUTIVE
            RETIREMENT PLAN

      I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the amendments to the Crestar Financial Corporation 1993 Stock Incentive Plan and the Crestar Financial Corporation Supplemental Executive Retirement Plan as forth in Exhibits I and II, respectively, and attached hereto were implemented by me this date pursuant to actions of the Board of Directors taken on December 19, 1997, which actions remain in full force and effect as of the date of this certificate.







Dated: ___________________          _________________________________
                                    James J. Kelley
                                    Human Resources Director

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                                                                     EXHIBIT I


RESOLUTIONS AMENDING THE 1993 STOCK INCENTIVE PLAN

RESOLVED, that the the first sentence of Section 13.05(a) of the Crestar Financial Corporation 1993 Stock Incentive Plan (the "Plan") is amended to read as follows:

          Despite any other provision of this Plan, if the Accounting Firm determines that receipt of benefits or payments under this Plan, including, without limitation, any acceleration of benefits or payments under this Plan or any other payment or benefit provided by the Company or a Related Entity would subject a Participant to tax under Code section 4999, it must determine whether some amount of benefits or payments would meet the definition of a "Reduced Amount."

RESOLVED FURTHER, that Section 13.05(a) of the Plan is further amended by adding the following sentence at the end thereof:

          If the Participant will receive a Reduced Amount, Participant's total payments subject to Code section 280G ("Parachute Payments") will be adjusted by first reducing the amount payable under any other plan, program, or agreement that, by its terms, requires a reduction to prevent a "golden parachute" payment under Code section 280G; by next reducing Participant's benefit, if any, payable under the Crestar Financial Corporation Supplemental Executive Retirement Plan, to the extent that it is a Parachute Payment; by next reducing Participant's Parachute Payments in accordance with the Crestar Financial Corporation Executive Severance Plan; and thereafter by reducing Parachute Payments payable under other plans and agreements (with the reduction first coming from cash benefits and then from noncash benefits).

RESOLVED FURTHER, that Section 13.05 of the Plan is further amended by adding subsections (e) and (f) to read as follows:

          (e) For purposes of this section, "Accounting Firm" means the public accounting firm retained as the Company's independent auditor as of the date immediately prior to the Change in Control. If, however, such firm declines or is unable to undertake the determinations assigned to it under this section, then "Accounting Firm" shall mean such other independent accounting firm agreed upon by the Company and the
          Participant. The two preceding sentences to the contrary notwithstanding, if the public accounting firm retained as the

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          Company's  independent auditor as of the date immediately prior to the
          Change in Control is serving as an accountant or auditor of the individual, group or entity effecting the Change in Control, the Participant shall be entitled to appoint another nationally recognized public accounting firm to make the determinations required under this section (in which case such accounting firm shall then be referred to as the "Accounting Firm").

          (f) This Section 13.05 shall not apply to a Participant who has entered into an agreement with the Company or a Related Entity that includes an indemnity by the Company or a Related Entity for any liability that the Participant may incur under Code section 4999 or any liability that the Participant may incur on account of such indemnification payment.